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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60925 of Metretek Technologies, Inc. on Form S-3 of our report dated March 17, 2000, appearing in the Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Denver, Colorado
June 30, 2000